Exhibit 15.1

January 5, 2018

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our reports dated May 1, 2017, August 2, 2017, and November 6, 2017 on our reviews of interim financial information of Arconic Inc. and its subsidiaries, which are included in Arconic Inc.’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017, and September 30, 2017 are incorporated by reference in this Post-Effective Amendment to Registration Statements on Form S-8 (Nos. 333-32516, 333-106411, 333-128445, 333-146330, 333-153369, 333-155668, 333-159123, 333-168428, 333-170801, 333-182899, 333-189882, 333-203275, 333-209772, and 333-212246).

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania